Exhibit (a)(1)(D)

SUBSTITUTE FORM	W-9	REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION	Give form to the requester. Do not send to the IRS.
Department of the Treasury Internal Revenue Service

Name (as shown on your income tax return) __________________________________________________

Business name, if different from above __________________________________________________

Check appropriate box: ☐ Individual ☐ Corporation ☐ Partnership ☐ Other				☐ Exempt from backup withholding

City, state, and ZIP code __________________________________________________

Part I	Taxpayer Identification Number (TIN)

Enter your TIN on the appropriate line. The TIN provided must match the name given on the top line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see “What Number to Give the Requester” in the attached Guidelines For Certification of Taxpayer Identification Number on Substitute Form W-9. For other entities, it is your employer identification number (EIN). If you do not have a number, see “Obtaining a Number” in the attached Guidelines.

Note. If the account is in more than one name, see “What Number to Give the Requester” in the attached Guidelines for instructions on whose number to enter.

Social Security Number or Employer Identification number

Part II	Certification

Under penalties of perjury, I certify that:

1.      The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

2.      I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.      I am a U.S. Person (including a U.S. resident alien).

Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Sign Here	Signature of U.S. Person	__________________________________	Date	______________

FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE TENDER OFFER.